EXHIBIT 21



                             SUPERIOR SERVICES, INC.
                                  SUBSIDIARIES




                                        Jurisdiction of         Percent
                  Name                   Incorporation         Ownership

    Valley Sanitation Co., Inc.            Wisconsin             100.0%
    Superior Services of Elgin, Inc.       Illinois              100.0%
    Superior of Wisconsin, Inc.            Wisconsin             100.0%
    Superior Special Services, Inc.        Wisconsin             100.0%
    Superior Glacier Ridge, Inc.           Wisconsin             100.0%
    Land & Gas Reclamation, Inc.           Wisconsin             100.0%
    Superior Emerald Park Landfill,        Wisconsin             100.0%
     Inc.
    Superior Cranberry Creek               Wisconsin             100.0%
     Landfill, Inc.
    Superior Construction Services,        Wisconsin             100.0%
     Inc.
    *Superior Lamp Recycling, Inc.         Wisconsin             100.0%
    *Sharps Incinerator of Fort, Inc.      Wisconsin             100.0%
    *Summit, Inc.                          Wisconsin             100.0%
    Hardrock, Inc.                         Wisconsin             100.0%
    Superior Forest City Road              Minnesota             100.0%
     Landfill, Inc.

   ______________________

        *    Second-tier subsidiaries